UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 18, 2026

MAUI LAND & PINEAPPLE COMPANY, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-06510	99-0107542
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)
500 Office Road, Lahaina, Maui, Hawaii 96761
(Address of principal executive offices) (Zip Code)

(808) 877-3351
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	MLP	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company        ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 7.01 REGULATION FD DISCLOSURE

On May 18, 2026, Maui Land & Pineapple Company, Inc. (the “Company”) entered into a Memorandum of Understanding (the “MOU”) with the County of Maui, a political subdivision of the State of Hawaii, regarding the parties’ mutual intention to negotiate and enter into agreements for the sale or lease of certain real property and water infrastructure assets in West Maui and Upcountry Maui.

The MOU sets forth certain conditions that must be satisfied in order for the parties to enter into the proposed transaction. The MOU is non-binding and does not obligate either party to consummate the proposed transaction, and there can be no assurance that the parties will enter into a definitive agreement to consummate the proposed transaction.

The Company recognizes that long-term value depends on responsible stewardship of natural resources and meaningful collaboration with stakeholders, such as the County of Maui, to protect those resources for future generations of Maui communities. Following more than a year of discussions with prospective asset buyers, the MOU represents an important milestone in the Company’s efforts to sell certain assets, continue the activation of the Company’s land portfolio, and unlock value on its parcels by increasing housing inventory.

Key Points from the Company:
•	On September 10, 2025, the Company announced the formation of a sub-committee led by Board member Ken Ota to explore the strategic sale of certain water-related assets in Maui County.
•
Following the formation of the sub-committee and negotiations with multiple prospective buyers of certain Company assets, the Company entered into the MOU with the County of Maui as the selected buyer of assets identified in the MOU.

•	The assets are expected to be valued based on professional appraisals.
•	The County of Maui has initiated budget allocations toward the potential purchase.
•
The MOU includes monetary and non-monetary consideration for the Company, including water credits and land use support intended to facilitate the development of much-needed housing on the Company’s West Maui and Upcountry Maui landholdings.

The County of Maui issued a press release outlining the terms of the MOU. A copy of the press release is furnished hereto as Exhibit 99.1 to this Current Report on Form 8-K (the “Current Report”).

The information provided in this Item 7.01 and Exhibit 99.1 is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. Such information shall not be deemed incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof, regardless of any general incorporation language in such filing, except as otherwise expressly set forth by specific reference in such filing.

Forward-Looking Statements
Any statements contained in this Current Report that refer to events that may occur in the future or other non-historical matters are forward-looking statements. These statements generally are characterized by the use of terms such as “may,” “will,” “should,” “plan,” “anticipate,” “estimate,” “predict,” “believe” and “expect” or the negative of these terms or other comparable terminology. These forward-looking statements are based on the Company’s expectations as of the date of this report and are subject to risks and uncertainties that could cause actual results to differ materially from current expectations. Actual results could differ materially from those projected in the forward-looking statements as a result of the following factors, among others: (i) the conditions set forth in the MOU may not be satisfied; (ii) the MOU may be terminated; and (iii) the Company and the County of Maui may not enter into the proposed transaction pursuant to the terms of the MOU or at all. Given these uncertainties, the Company cautions investors and potential investors not to place undue reliance on such statements. The Company undertakes no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect future events or circumstances or to reflect the occurrence of unanticipated events.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d)  Exhibits

Exhibit Number	Description
99.1	County of Maui Press Release dated May 18, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAUI LAND & PINEAPPLE COMPANY, INC.

Date: May 19, 2026	By:	/s/ WADE K. KODAMA
Wade K. Kodama
Chief Financial Officer